UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2012

TORNIER N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	1-35065	98-0509600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Fred. Roeskestraat 123 1076 EE Amsterdam The Netherlands		None
(Address of principal executive offices)		(Zip Code)

(+ 31) 20 675-4002

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2012, Tornier N.V. (“Tornier”) announced that it has appointed David H. Mowry as Interim President and Chief Executive Officer of Tornier effective immediately. Mr. Mowry will succeed Douglas W. Kohrs, who resigned as President, Chief Executive Officer and Executive Director and from the board of directors of Tornier on November 12, 2012, but will remain as a consultant to Tornier through May 12, 2013. Mr. Kohrs’s resignation is not the result of any disagreement or other dispute with Tornier on any matter relating to Tornier’s operations, policies or practices. Mr. Mowry, who served as Tornier’s Chief Operating Officer, will serve as Interim President and Chief Executive Officer while Tornier conducts a search for a non-interim President and Chief Executive Officer.

Mr. Mowry, age 50, joined Tornier in July 2011 as Chief Operating Officer. Mr. Mowry has over 23 years of experience in the medical device industry. Prior to joining Tornier, Mr. Mowry served from July 2010 to July 2011 as President of the Global Neurovascular Division of Covidien plc, a global provider of healthcare products. From January 2010 to July 2010, Mr. Mowry served as Senior Vice President and President, Worldwide Neurovascular of ev3 Inc., a global endovascular device company acquired by a wholly owned subsidiary of Covidien Group S.a.r.l in July 2010. From August 2007 to January 2010, Mr. Mowry served as Senior Vice President of Worldwide Operations of ev3. Prior to this position, Mr. Mowry was Vice President of Operations for ev3 Neurovascular from November 2006 to October 2007. Before joining ev3, Mr. Mowry served as Vice President of Operations and Logistics at the Zimmer Spine division of Zimmer Holdings Inc., a reconstructive and spinal implants, trauma and related orthopaedic surgical products company, from February 2002 to November 2006. Prior to Zimmer, Mr. Mowry was President and Chief Operating Officer of HeartStent Corp., a medical device company. Mr. Mowry is a graduate of the United States Military Academy in West Point, New York with a degree in Engineering and Mathematics.

No new compensatory arrangements for Mr. Mowry were entered into in connection with his appointment as Interim President and Chief Executive Officer, other than an increase in his annual base salary by approximately $49,000 to $385,000. Additional information regarding Mr. Mowry, including agreements and compensation arrangements between Mr. Mowry and Tornier, can be found in Tornier’s most recent definitive proxy statement filed with the Securities and Exchange Commission on May 18, 2012.

In connection with Mr. Kohrs’s departure as President, Chief Executive Officer and Executive Director of Tornier, Tornier’s U.S. operating subsidiary, Tornier, Inc. (“Tornier USA”), and Mr. Kohrs entered into a separation agreement and release of claims, which sets forth the terms of his separation from Tornier in accordance with his pre-existing employment agreement, including the agreement between Tornier and Mr. Kohrs to treat Mr. Kohrs’s departure as a termination by Tornier without cause for purposes of such agreement. Consistent with Mr. Kohrs’s employment agreement, the separation agreement provides for the following, among other things:

•	payment by Tornier of all amounts and benefits accrued but unpaid through the date of termination, including base salary, unreimbursed expenses and accrued and unused vacation;

•

cash severance payments by Tornier to Mr. Kohrs in an aggregate amount equal to his annual base salary of $518,490, paid in accordance with Tornier’s prevailing payroll practices, in the form of salary continuation over the next 12 months; and

•	if timely elected, payment of COBRA continuation coverage premiums for 12 months, or until Mr. Kohrs has secured other employment, whichever occurs first.

Any amounts Mr. Kohrs receives as a result of other full-time employment or engaging in his own business prior to November 12, 2013 will be set off from the cash severance payments required to be paid to Mr. Kohrs under the separation agreement. The separation agreement also includes a general release of claims against Tornier and its subsidiaries and affiliates by Mr. Kohrs, an agreement by Mr. Kohrs to comply with certain non-competition and other obligations and to cooperate with respect to any future investigations and litigation.

To assist in implementing an orderly transition of management responsibilities, Tornier USA and Mr. Kohrs entered into a consulting agreement pursuant to which Mr. Kohrs will serve as a consultant of Tornier USA through May 12, 2013. Mr. Kohrs will receive $2,500 per month for up to eight hours of consulting services per month and will be compensated at a rate of $300 per hour for any consulting services in excess of the foregoing. Pursuant to the terms of Tornier’s equity-based compensation plans, Mr. Kohrs’s stock options and restricted stock units will continue to vest so long as Mr. Kohrs continues to provide services to Tornier as a consultant, and he will be entitled to exercise any outstanding stock options for 90 days following his cessation of such services. The consulting agreement also contains customary confidentiality provisions.

The foregoing description of the separation agreement and consulting agreement with Mr. Kohrs is a summary of the material terms of such agreements, does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreements, copies of which are included as Exhibits 10.1 and 10.2, respectively, to this report and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On November 12, 2012, Tornier announced the management changes described in Item 5.02 above, as well as the appointment of Kevin C. O’Boyle, a current non-executive director of Tornier, as Interim Vice Chairman. In this newly created role as Interim Vice Chairman, Mr. O’Boyle will serve as a liaison between the Interim President and Chief Executive Officer and Tornier’s Board of Directors.

A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 to this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by Tornier under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Separation Agreement and Release of Claims dated November 12, 2012 between Tornier, Inc. and Douglas W. Kohrs

10.2	Consulting Agreement dated November 12, 2012 between Tornier, Inc. and Douglas W. Kohrs

99.1	Press Release issued November 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2012	TORNIER N.V.

	By:	/s/ Kevin M. Klemz
	Name:	Kevin M. Klemz
	Title:	Vice President, Chief Legal Officer and Secretary

TORNIER N.V.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

10.1	Separation Agreement and Release of Claims dated November 12, 2012 between Tornier, Inc. and Douglas W. Kohrs	Filed herewith

10.2	Consulting Agreement dated November 12, 2012 between Tornier, Inc. and Douglas W. Kohrs	Filed herewith

99.1	Press Release issued November 12, 2012	Furnished herewith